Filed Pursuant to Rule 424(b)(5)
Registration No. 333-254445

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 20, 2021)

Up to $4,923,802

vTv Therapeutics Inc.

Class A Common Stock

We have entered into a sales agreement, or sales agreement, with Cowen and Company, LLC, or TD Cowen, relating to shares of our Class A common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, from time to time we may offer and sell shares of our Class A common stock having an aggregate gross sales price of up to $4,923,802 through or to TD Cowen, acting as sales agent or principal, pursuant to this prospectus supplement and the accompanying prospectus.

Our Class A common stock is traded on The Nasdaq Capital Market under the symbol “VTVT.” On February 27, 2024, the last reported sale price of our Class A common stock as reported on The Nasdaq Capital Market was $8.50 per share.

As of February 28, 2024, the aggregate market value of the outstanding Class A common stock held by non-affiliates, computed by reference to the price at which our Class A common stock was last sold on January 2, 2024 was $14,771,408, based on 2,084,973 shares of our outstanding Class A common stock as of February 28, 2024, of which 1,367,723 shares of Class A common stock were held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus (excluding this offering), we have sold no shares pursuant to General Instruction I.B.6 of Form S-3. After giving effect to these limitations and the current public float of our Class A common stock, we currently may offer and sell shares of our common stock having an aggregate offering price of up to $4,923,802 under the sales agreement. If our public float increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus supplement is a part, we will file another prospectus supplement prior to making additional sales.

Sales of our Class A common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, TD Cowen is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between TD Cowen and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

TD Cowen will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of 3.0% of the gross sales price per share sold. In connection with the sale of our Class A common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of TD Cowen will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contributions to TD Cowen against certain civil liabilities, including liabilities under the Securities Act.

Investing in our Class A common stock involves risks that are referenced under the caption “Risk  Factors” on page S-5 of this prospectus supplement. We are a “smaller reporting company” and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus supplement, the accompanying base prospectus and our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TD Cowen

The date of this prospectus supplement is February 28, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our Class A common stock. Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference. The second part is the accompanying prospectus, which gives more general information. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

Neither we nor TD Cowen have authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. No one is making offers to sell or seeking offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “vTv,” “the company,” “we,” “us” and “our” refer to vTv Therapeutics Inc.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Securities and Exchange Commission, or the SEC, under the Securities Act of 1933, as amended, or the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy

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statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov. Our SEC filings are also available free of charge on or through our website at www.vtvtherapeutics.com, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC. The information on, or accessible through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus and should not be considered part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

In this prospectus supplement, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

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Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 6, 2023, including the information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on April 26, 2023;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, September 30, 2023, filed with the SEC on May 11, 2023, August 11, 2023, November 9, 2023;

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Our Current Reports on Form 8-K filed with the SEC on February 1, 2023, June  8, 2023, June  26, 2023, July  20, 2023, November  1, 2023, November 15, 2023 (the second Current Report on Form 8-K filed on such date), November  20, 2023, December  12, 2023, December  19, 2023 December  22, 2023, and February 28, 2024; and

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The description of our Class  A common stock set forth in Exhibit 4.4 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 6, 2023, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (but excluding any information furnished to, rather than filed with, the Commission,) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the completion of the offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement by reference. The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus supplement.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:

vTv Therapeutics Inc.

Attn: Chief Financial Officer

3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (336) 841-0300

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in the prospectus, this or any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain statements that are not strictly historical in nature and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:

•	our ability to successfully develop, market, commercialize and achieve market acceptance for any of our product candidates or therapies that we may develop;

•	our estimates for future performance;

•	our estimates regarding anticipated operating losses, future revenues, capital requirements, liquidity, and our needs for additional financing;

•	the progress or success of our research, development and clinical programs, including the application for and receipt of regulatory clearances and approvals;

•	our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others;

•	our ability to continue our partnerships with third-parties that help develop product candidates;

•	competitive companies and products in our industry;

•	scientific studies and the conclusions we draw from them; and

•	our anticipated use of proceeds from this offering, if any.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, in our 2022 Annual Report and in our other filings with the SEC. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities in this offering, you should carefully consider the risk factors discussed or incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary does not contain all the information that you should consider before investing in the securities offered by this prospectus supplement. Before making an investment decision, you should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” sections, as well as the financial statements and the other information incorporated by reference herein and the information in any free writing prospectus that we may authorize for use in connection with this offering.

Overview

We are a clinical stage pharmaceutical company focused on treating metabolic and inflammatory diseases to minimize their long-term complications and improve the lives of patients. We have an innovative pipeline of first-in-class small molecule clinical and preclinical drug candidates. Our lead program is cadisegliatin (TTP399), an orally administered, small molecule, liver-selective glucokinase activator, or GKA, that is a potential adjunctive therapy to insulin for the treatment of type 1 diabetes, or T1D. On April 13, 2021, we announced that the U.S. Food and Drug Administration, or FDA, granted Breakthrough Therapy designation for cadisegliatin as an adjunctive therapy to insulin for the treatment of T1D. Breakthrough Therapy designation is based on FDA’s determination that preliminary clinical evidence indicates that an investigational therapy may demonstrate substantial improvement on one or more significant endpoints relative to available therapies for a serious or life-threatening condition. Once granted, Breakthrough Therapy designation provides a sponsor with added support and the potential to expedite development and review timelines for a promising new investigational medicine.

The Breakthrough Therapy designation for cadisegliatin in TID was supported by the positive results from the Phase 2 SimpliciT-1 Study, a multi-center, randomized, double-blind, adaptive study assessing the safety and efficacy of cadisegliatin as an adjunct to insulin therapy in adults with TID. In this trial, treatment with cadisegliatin resulted in a statistically significant improvement in HbA1c relative to placebo and a clinically meaningful decrease (40%) in the frequency of severe and symptomatic hypoglycemia. cadisegliatin demonstrated a favorable safety profile, in which abnormal levels of serum or urine ketones were detected less frequently in patients taking cadisegliatin than those taking placebo. Moreover, a Phase 1 mechanistic study of cadisegliatin in patients with TID to determine the impact of cadisegliatin on ketone body formation showed no increased risk of ketoacidosis with cadisegliatin during acute insulin withdrawal in patients with TID. We have completed the study conduct for An Open-Label Phase 1 Study in Healthy Male Subjects to Investigate the Absorption, Metabolism, and Excretion of [14C]-TTP399 Following Single Dose Oral Administration. Ten participants have been dosed, and analysis is ongoing. We are working on the design for pivotal and registrational studies for cadisegliatin, with input from the FDA, which we expect to launch in 2024. We are currently in active discussions with respect to financing, partnering and/or licensing transactions for the further development of cadisegliatin.

In addition to our clinical development program for cadisegliatin, we continue to further the research and development of our other pipeline candidates through collaborations with academic partners and license agreements. The pipeline products are: a small molecule GLP-1r agonist, TTP273, a PDE4 inhibitor, HPP737, a PPAR-d agonist, HPP593, an Nrf2 activator, HPP971 and the RAGE antagonist, azeliragon.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of the filings incorporated by reference in this prospectus supplement, see “Where You Can Find More Information.”

Private Placement

On February 27, 2024, we entered into a securities purchase agreement, or the Securities Purchase Agreement, with certain institutional accredited investors, or the Purchasers, pursuant to which we agreed to issue and sell to the Purchasers in a private placement, or the Private Placement, (i) an aggregate of 464,377 shares of our Class A common stock, at a purchase price of $11.81 per share, and (ii) pre-funded warrants, or the Pre-Funded Warrants, to purchase up to an aggregate of 3,853,997 shares of our Class A common stock, or the Pre-Funded Warrant Shares, at a purchase price of $11.80 per Pre-Funded Warrant Share (representing the $11.81 per share purchase price less the exercise price of $0.01 per Pre-Funded Warrant Share). The purchase price of the shares of our Class A common stock and the Pre-Funded Warrant Shares was based on a 45-day volume-weighted average price at the time agreed between the Purchasers and us. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire.

The Private Placement closed on February 27, 2024. We received aggregate gross proceeds from the Private Placement of approximately $51.0 million, before deducting offering expenses payable by us.

Financial Update

Based upon preliminary estimates and information available to us as of the date of this prospectus supplement, we expect to report that we had cash and cash equivalents of approximately $9.4 million as of December 31, 2023. This figure does not give effect to proceeds received from the Private Placement.

We have not yet completed our quarter-end and year-end financial close process for the quarter and year ended December 31, 2023. This estimate of our cash and cash equivalents as of December 31, 2023 is preliminary, has not been audited and is subject to change upon completion of our financial statement closing procedures. Our actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by us, our management, or the underwriters as to our actual results as of and for the quarter and year ended December 31, 2023. Additional information and disclosure would be required for a more complete understanding of our financial position and results of operations as of December 31, 2023. Our independent registered public accounting firm has not audited, reviewed or performed any procedures with respect to this preliminary result and, accordingly, does not express an opinion or any other form of assurance about it. During the course of the preparation of our financial statements and related notes as of and for the quarter and year ended December 31, 2023, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by our auditors.

Corporate Information

Our principal executive office is located at 3980 Premier Drive, Suite 310, High Point, NC 27265, Telephone (336) 841-0300.

The Offering

Issuer	vTv Therapeutics Inc.

Class A common stock offered by us	Shares of our Class A common stock having an aggregate offering price of up to $4,923,802.

Class A common stock to be outstanding following this offering	Up to 2,664,243 shares of Class A common stock, assuming sales of 579,270 shares of Class A common stock in this offering at an offering price of $8.50 per share, which was the last reported sale price of our Class A common stock on The Nasdaq Capital Market on February 27, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through or to TD Cowen, as sales agent or principal. See “Plan of Distribution” beginning on page S-9 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses associated with the development of our drug candidates. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and in the documents incorporated by reference herein.

Nasdaq Capital Market symbol	“VTVT.”

The number of shares of Class A common stock to be outstanding immediately after this offering is based on 2,084,973 shares of our Class A common stock outstanding as of September 30, 2023. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement reflects a 1-for-40 reverse stock split of our Class A common stock and Class B common stock that was effected on November 20, 2023 and excludes:

•	577,349 shares of Class B common stock issued and outstanding as of September 30, 2023 which are exchangeable on a one-for-one basis for shares of Class A common stock;

•

45,595 shares of Class A common stock issuable upon the exercise of outstanding warrants issued pursuant to certain letter agreements between vTv and MacAndrews & Forbes Group, LLC, dated December 5, 2017 (as amended on October 26, 2018), July 30, 2018 (as amended on October 26, 2018), December 1, 2018, September 26, 2019, and December 23, 2019, with exercise prices between $61.20 and $201.60 per share;

•	30,000 shares of Class A common stock issuable upon the exercise of outstanding warrants held by CinRx Pharma, LLC, with an exercise price of $28.80 per share;

•

950 shares of Class A common stock issuable upon the exercise of outstanding warrants held by Horizon Technology Finance Corporation and Silicon Valley Bank, with an exercise price of $236.80 per share;

•	7,475 shares of Class A common stock reserved for issuance under our 2015 equity incentive plan;

•

404,427 shares of Class A common stock expected to be reserved for issuance under our 2024 Equity Incentive Plan, if such plan is approved by our shareholders at our 2024 Annual Meeting of Shareholders;

•

249,247 shares of Class A common stock issuable upon the exercise of outstanding options issued pursuant to our 2015 equity incentive plan or inducement award agreements with certain current and former employees, with a weighted average exercise price of $77.53 per share; and

•

345,573 shares of Class A common stock issuable upon the exercise of outstanding options granted, subject to approval by our shareholders of our 2024 Equity Incentive Plan, to certain employees on February 27, 2024, with an exercise price of $11.81 per share.

The number of shares of common stock presented in this prospectus supplement also exclude:

•	464,377 shares of Class A common stock issued to certain investors at a price per share of $11.81 in the Private Placement; and

•

3,853,997 shares of Class A common stock issuable upon the exercise of the Pre-Funded Warrants, with an exercise price of $0.01 per Pre-Funded Warrant Share, sold to certain investors in the Private Placement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section captioned “Risk Factors” contained in our 2022 Annual Report, our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement, and all other information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, before purchasing shares of our Class A common stock. These risks and uncertainties are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of such risks or the risks described below or in our SEC filings occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Class A common stock could decline, and you may lose some or all of your investment.

Risks Related to This Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Because we have not designated the amount of net proceeds from this offering to be used for any particular purpose, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of the offering. Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value.

You may experience immediate and substantial dilution in the net tangible book value per share of the Class A common stock you purchase.

Investors purchasing shares of our Class A common stock in this offering may pay a price per share that exceeds the net tangible book value per share of our Class A common stock outstanding prior to this offering. As of September 30, 2023, on a pro forma basis giving effect to the Private Placement, the net tangible book value per share of our Class A common stock was $11.67. To the extent that you purchase shares of our Class A common stock at a price that exceeds the net tangible book value per share of our Class A common stock at the time of such purchase, you will experience immediate dilution.

You may experience further dilution if existing stock options or pre-funded warrants are exercised, or if we issue additional equity securities in future financing transactions.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Class A common stock, or securities convertible or exchangeable into Class A common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We have a significant number of stock options and pre-funded warrants outstanding. To the extent that these have been or may be exercised, investors purchasing in this offering may experience further. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our Class A common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Class A common stock. We cannot predict the effect, if any, that market sales of those shares of Class A common stock, or the perception that those shares may be sold, will have on the market price of our Class A common stock.

We plan to sell shares of our Class A common stock in “at the market offerings” and investors who buy shares of our Class A common stock at different times will likely pay different prices.

Investors who purchase shares of our Class A common stock in this offering at different times will likely pay different prices and may experience different outcomes in their investment results. We will have discretion, subject to the effect of market conditions, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of their shares of our Class A common stock. Many factors could have an impact on the market price of our Class A common stock, including the factors described above and in the accompanying prospectus and those disclosed under “Risk Factors” in our 2022 Annual Report as updated in subsequent reports filed with the SEC.

We do not expect to pay any dividends in the foreseeable future.

In the past, we have not paid dividends on our Class A common stock. We do not currently intend to pay dividends on our Class A common stock and we intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of certain existing and any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Class A common stock may be your sole source of gain for the foreseeable future.

Our share price may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Class A common stock could be subject to wide fluctuations in response to many risk factors listed in this section and in the documents incorporated by reference herein, and others beyond our control, including:

•	results and timing of our clinical trials and receipt of data from the trials;

•	the availability of cash or financing to continue our clinical trials and other operations;

•	results of clinical trials of our competitors’ products;

•	failure or discontinuation of any of our research programs;

•	delays in the development or commercialization of our potential products;

•	regulatory actions with respect to our products or our competitors’ products;

•	actual or anticipated fluctuations in our financial condition and operating results;

•	actual or anticipated changes in our growth rate relative to our competitors;

•	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rate;

•	competition from existing products or new products that may emerge;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;

•	issuance of new or updated research or reports by securities analysts;

•	fluctuations in the valuation of companies perceived by investors to be comparable to us;

•	share price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•	additions or departures of key management or scientific personnel;

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disputes or other developments related to proprietary rights, including patents, litigation matters and our ability to obtain, maintain, defend or enforce proprietary rights relating to our products and technologies;

•	announcement or expectation of additional financing efforts;

•	sales of our Class A common stock by us, our insiders or our other stockholders;

•	issues in manufacturing our potential products;

•	market acceptance of our potential products;

•	market conditions for biopharmaceutical stocks in general;

•	general economic and market conditions; and

•	non-compliance with Nasdaq listing requirements.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Class A common stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their Class A common stock at or above the price at which they purchased their shares.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to TD Cowen at any time throughout the term of the sales agreement. The number of shares that are sold through TD Cowen under the sales agreement will fluctuate based on the market price of the shares of common stock during the sales period and limits we set with TD Cowen. Because the price of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the gross proceeds that will be raised in connection with the sale of shares of common stock offered under this prospectus supplement.

Risks Related to Our Common Stock

If we are unable to maintain listing of our Class A common stock on The Nasdaq Capital Market or another national stock exchange, it may be more difficult for our stockholders to sell their Class A common stock.

Nasdaq requires issuers to comply with certain standards in order to remain listed on its exchange. On December 13, 2023, we received a letter from Nasdaq notifying us that the Company was not in compliance with the requirement of Nasdaq Listing Rule 5550(b)(2) because our Class A common stock was below the required market value of listed securities, or MVLS, of $35 million for the prior 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(C), we have 180 calendar days, or until June 10, 2024, to regain compliance with Nasdaq Listing Rule 5550(b)(2). Compliance can be achieved without further action if our MVLS closes at $35 million or more for a minimum of 10 consecutive business days at any time during the 180-day compliance period. If we do not regain compliance during such period, subject to an appeals process, our Class A Common Stock will be subject to delisting and may be removed from The Nasdaq Capital Market.

If we are unable to maintain our listing on Nasdaq, it may become more difficult for our stockholders to sell our Class A common stock in the public market, and the price of our Class A common stock may be adversely affected due to the likelihood of decreased liquidity resulting from delisting. In addition, it may inhibit or preclude our ability to raise additional financing.

USE OF PROCEEDS

We may issue and sell shares of our Class A common stock having aggregate gross sales proceeds of up to $4,923,802 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement with TD Cowen as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes, including manufacturing expenses, clinical trial expenses, research and development expenses, general and administrative expenses, and other expenses associated with the development of our drug candidates and our other product candidates.

Specifically, we intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, for the direct and indirect costs related to the development of cadisegliatin, working capital and general corporate purposes.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with TD Cowen, under which we may issue and sell from time to time up to $50.0 million of our common stock through or to TD Cowen as our sales agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act.

As of February 28, 2024, the aggregate market value of the outstanding Class A common stock held by non-affiliates, computed by reference to the price at which our Class A common stock was last sold on January 2, 2024 was $14,771,408, based on 2,084,973 shares of our outstanding Class A common stock as of February 28, 2024, of which 1,367,723 shares of Class A common stock were held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus (excluding this offering), we have sold no shares pursuant to General Instruction I.B.6 of Form S-3. After giving effect to these limitations and the current public float of our Class A common stock, we currently may offer and sell shares of our common stock having an aggregate offering price of up to $4,923,802 under the sales agreement. If our public float increases such that we may sell additional amounts under the sales agreement and the registration statement of which this prospectus supplement is a part, we will file another prospectus supplement prior to making additional sales.

TD Cowen will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and TD Cowen. We will designate the maximum amount of common stock to be sold through TD Cowen on a daily basis or otherwise determine such maximum amount together with TD Cowen. Subject to the terms and conditions of the sales agreement, TD Cowen will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct TD Cowen not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. TD Cowen or we may suspend the offering of our common stock being made through TD Cowen under the sales agreement upon proper notice to the other party. TD Cowen and we each have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time.

The aggregate compensation payable to TD Cowen as sales agent equals 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. We have also agreed to reimburse TD Cowen up to $75,000 of TD Cowen’s actual outside legal expenses incurred by TD Cowen in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to TD Cowen under the sales agreement, will be approximately $260,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

TD Cowen will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.

We will report at least quarterly the number of shares of common stock sold through TD Cowen under the sales agreement, the net proceeds to us and the compensation paid by us to TD Cowen in connection with the sales of common stock.

Until May 28, 2024, settlement for sales of common stock will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. After May 28, 2024, settlement for sales of common stock will occur, unless the parties agree otherwise, on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sales of our common stock on our behalf, TD Cowen will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to TD Cowen will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to TD Cowen against certain liabilities, including liabilities under the Securities Act. As sales agent, TD Cowen will not engage in any transactions that stabilize our common stock.

Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “VTVT.” The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC.

TD Cowen and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Dechert LLP, New York, New York. Certain legal matters will be passed upon for TD Cowen by Paul Hastings LLP, New York, New York.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2022 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS

Class A Common Stock

This prospectus contains a general description of the Class A common stock that we may offer for sale with an aggregate initial offering price of up to $250,000,000 from time to time in one or more offerings. Each time we offer and sell Class A common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the Class A common stock. Read this prospectus and any supplement carefully before you invest.

Our Class A common stock is listed on The NASDAQ Capital Market under the symbol “VTVT”. On April 8, 2021, the closing price of our Class A common stock on The NASDAQ Capital Market was $2.72 per share.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and are subject to reduced public company reporting requirements.

As of April 8, 2021, our public float, which is equal to the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, was approximately $56.8 million, based on 57,571,904 shares of outstanding Class A common stock, of which approximately 20,869,692 shares were held by non-affiliates, and a closing sale price of our Class A common stock of $2.72 on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

Investing in our Class A common stock involves risks that are referenced under the caption “Risk Factors” on page 5 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference in this prospectus.

THE CLASS A COMMON STOCK HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 20, 2021.

i

ABOUT THIS PROSPECTUS

To understand the terms of the Class A common stock offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referred to under the heading “Where You Can Find More Information” for information on vTv Therapeutics Inc. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement on Form S-3 that vTv Therapeutics Inc., a Delaware corporation, which is also referred to as “vTv Therapeutics,” “the Company,” “our company,” “we,” “us” and “our,” has filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration procedure. We filed a registration statement on Form S-3 (File No. 333-223269) (the “Prior Registration Statement”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on February 27, 2018 and declared effective by the SEC on March 19, 2018. Pursuant to Rule 415(a)(6), this prospectus covers a total of $230,999,999 of securities that were previously registered pursuant to the Prior Registration Statement, but which remain unsold as of the date hereof. Under this shelf registration statement, vTv Therapeutics Inc. may offer and sell from time to time shares of its Class A common stock, par value $0.01 per share, with an aggregate initial offering price of up to $250,000,000, which we refer to in this prospectus as the “Class A common stock.” Furthermore, in no event will we sell Class A common stock with a value exceeding more than one-third of our “public float” (the market value of our Class A common stock and any other equity securities that we may issue in the future that are held by non-affiliates) in any 12-calendar month period so long as our public float remains below $75.0 million.

This prospectus provides you with a general description of the Class A common stock we may offer. Each time we offer shares of Class A common stock, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the Class A common stock being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement may also contain information about any material U.S. Federal income tax considerations relating to the Class A common stock covered by the prospectus supplement.

We may sell Class A common stock to underwriters who will sell the Class A common stock to the public on terms fixed at the time of sale. In addition, the Class A common stock may be sold by us directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the Class A common stock, we and our agents reserve the sole right to accept and to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the Class A common stock being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters, dealers or agents and the net proceeds to us, as applicable.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

WHERE YOU CAN FIND MORE INFORMATION

vTv Therapeutics files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the Class A common stock. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

In this prospectus, we “incorporate by reference” certain information that we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, including the information specifically incorporated by reference therein from our definitive proxy statement filed with the SEC on March 18, 2021;

•	Our Current Reports on Form 8-K filed with the SEC on January 14, 2021 and January 21, 2021;

•

The description of our Class  A common stock set forth in our registration statement filed on Form 8-A pursuant to Section  12 of the Exchange Act with the SEC on July 30, 2015, and any amendment or report filed for the purpose of updating that description.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (http://www.vtvtherapeutics.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning vTv Therapeutics at the following address:

vTv Therapeutics Inc.

Attn: Chief Financial Officer

3980 Premier Drive, Suite 310

High Point, NC 27265

Telephone: (336) 841-0300

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement. We have not authorized any person, including any salesman or broker, to provide information other than that provided in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize or any pricing supplement. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement, any free writing prospectus that we authorize and any pricing supplement or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain information included in this prospectus or in other materials we have filed or will file with the SEC (as well as information included in oral statements or other written statements made or to be made by us) includes forward-looking statements that reflect our plans, estimates, assumptions and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and in our Annual Report on Form 10-K for the year ended December 31, 2020 under “Part I—Item 1A, Risk Factors.” Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies and operations, financing plans, potential growth opportunities, potential market opportunities, potential results of our drug development efforts or trials, and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s plans, estimates, assumptions and beliefs only as of the date made. Except as required by law, we assume no obligation to update these forward-looking statements publicly or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

THE COMPANY

We are a clinical-stage pharmaceutical company focused on treating metabolic and inflammatory diseases to minimize their long-term complications and improve the lives of patients. We have an innovative pipeline of first-in-class small molecule clinical and pre-clinical drug candidates for the treatment of a wide range of diseases. Our pipeline is led by our programs for the treatment of type 1 diabetes (TTP399) and for psoriasis (HPP737). We completed the Simplici-T1 Study, an adaptive Phase 1b/2 study supported by JDRF International (“JDRF”), to explore the effects of TTP399 in patients with type 1 diabetes at the beginning of 2020. In February 2020, we reported positive results from the Phase 2—Part 2 confirming phase of this study which achieved its primary objective by demonstrating statistically significant improvements in HbA1c (long-term blood sugar) for TTP399 compared to placebo. We are working on the design for pivotal and registrational studies for TPP399, with input from the FDA. In addition to the pivotal studies of TTP399, we are conducting a Phase 1 mechanistic study of TTP399 in patients with type 1 diabetes to determine the impact of TTP399 on ketone body formation during a period of acute insulin withdrawal.

We are also conducting a multiple ascending dose Phase 1 study of HPP737, an orally administered phosphodiesterase type 4 (“PDE4”) inhibitor, to assess the pharmacokinetics, pharmacodynamics, safety and tolerability of HPP737 in healthy volunteers as part of our psoriasis program. The goal of this study is to confirm the maximum tolerated dose with minimal or no gastrointestinal (“GI”) intolerance in the form of nausea, vomiting or diarrhea. We expect to complete this study in the second quarter of 2021.

In addition to our internal development programs, we are furthering the clinical development of four other programs: a small molecule GLP-1r agonist, the PDE4 inhibitor, HPP737, a PPAR-delta agonist, and an Nrf2 activator through partnerships with pharmaceutical partners via licensing arrangements.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of the filings incorporated by reference in this prospectus, see “Where You Can Find More Information.”

Our principal executive office is located at 3980 Premier Drive, Suite 310, High Point, NC 27265, Telephone (336) 841-0300.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in any applicable prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Part I—Item 1A, Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2020, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the Class A common stock offered by us for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include additions to working capital, capital expenditures, or repayment of debt.

DESCRIPTION OF THE CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 100,000,000 shares of Class A common stock, par value $0.01 per share, 100,000,000 shares of Class B common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 8, 2021, we have approximately 57,571,904 shares of our Class A common stock outstanding, 23,093,860 shares of our Class B common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting. Holders of our Class A common stock and Class B common stock are entitled to one vote for each share held on all matters submitted to stockholders for their vote or approval. The holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.

As of April 8, 2021, subsidiaries and affiliates of MacAndrews & Forbes Incorporated (collectively “MacAndrews”) hold 23,084,267 shares of our Class B common stock and 36,606,212 shares of our Class A common stock and therefore control approximately 74.0% of the combined voting power of our outstanding common stock. As a result, MacAndrews is able to control our business policies and affairs and any action requiring the general approval of our stockholders, including the adoption of amendments to our certificate of incorporation and bylaws, the approval of mergers or sales of substantially all of our assets and the removal of members of our Board of Directors with or without cause. MacAndrews also has the power to nominate a majority of the members to our Board of Directors under our investor rights agreement. The concentration of ownership and voting power of MacAndrews may also delay, defer or even prevent an acquisition by a third party or other change of control of our company and may make some transactions more difficult or impossible without the support of MacAndrews, even if such events are in the best interests of minority stockholders.

Dividends. The holders of Class A common stock are entitled to receive dividends when, as, and if declared by our Board of Directors out of legally available funds. The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation or Dissolution. Upon our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our company.

Transferability and Exchange. Subject to the terms of an exchange agreement and the operating agreement of vTv Therapeutics LLC (“vTv LLC”), our principal operating subsidiary, units of vTv LLC (along with a corresponding number of shares of our Class B common stock) are exchangeable for (i) shares of our Class A common stock or (ii) cash (based on the market price of the shares of Class A common stock), at our option (as the managing member of vTv LLC). Any decision to require an exchange for cash rather than shares of Class A common stock will ultimately be determined by our entire Board of Directors. Each such exchange will be on a one-for-one equivalent basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Shares of Class B common stock may not be transferred except in connection with an exchange or transfer of units of vTv LLC.

Upon exchange, each share of our Class B common stock will be cancelled.

Preferred Stock

We have been authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors has authorized, subject to limitations prescribed by Delaware law and our amended and restated certificate of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our Board of Directors has also been authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our Class A common stock and Class B common stock, which could have an adverse impact on the market price of our Class A common stock. We have no current plan to issue any shares of preferred stock.

Corporate Opportunities

Our amended and restated certificate of incorporation provides that, to the fullest extent permitted by law, the doctrine of “corporate opportunity” will not apply to MacAndrews, any of our non-employee directors who are employees, affiliates or consultants of MacAndrews or its affiliates (other than us or our subsidiaries) or any of their respective affiliates in a manner that would prohibit them from investing in competing businesses or doing business with our clients or customers. See “Risk Factors—Risks Relating to this Offering and Ownership of Our Class A Common Stock—MacAndrews has substantial influence over our business, and their interests may differ from our interests or those of our other stockholders” in our Annual Report on Form 10-K for the year ended December 31, 2020, which is incorporated herein by reference.

Anti-Takeover Effects of our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws contain certain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of us unless such takeover or change in control is approved by our Board of Directors.

These provisions include:

Action by Written Consent; Special Meetings of Stockholders. Our amended and restated certificate of incorporation provides that, following the date on which MacAndrews ceases to beneficially own more than 50% of our common stock (the “Triggering Event”), stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman or vice-chairman of the board, the chief executive officer, or pursuant to a resolution adopted by a majority of the Board of Directors or, until the Triggering Event, at the request of holders of 50% or more of our outstanding shares of common stock. Except as described above, stockholders will not be permitted to call a special meeting or to require the Board of Directors to call a special meeting.

Advance Notice Procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the Board of Directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board of Directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the Board of Directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

Vacancies and Newly-Created Directorships on the Board of Directors. Our bylaws provide that the Board of Directors can fill vacancies on the Board of Directors. In addition, the Board of Directors will be permitted to increase the number of directors and fill the vacant positions. These provisions could make it more difficult for shareholders to affect the composition of our Board of Directors.

Authorized but Unissued Shares. Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Business Combinations with Interested Stockholders. We have elected in our amended and restated certificate of incorporation not to be subject to Section 203 of the Delaware General Corporation Law, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Accordingly, we will not be subject to any anti-takeover effects of Section 203. Nevertheless, our amended and restated certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that MacAndrews and its various affiliates, successors and transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery in the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed to us or our stockholders by our directors, officers or other employees, (iii) any action asserting a claim arising under the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated by-laws or (iv) any action asserting a claim that is governed by the internal affairs doctrine. It is possible that a court could rule that this provision is not applicable or is unenforceable. We may consent in writing to alternative forums. Stockholders will be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware and having service of process made on such stockholder’s counsel as agent for such stockholder.

Directors’ Liability; Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors to the fullest extent permitted by the Delaware General Corporation Law and provides that we will provide them with customary indemnification. We expect to enter into customary indemnification agreements with each of our executive officers and directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer & Trust Company, LLC.

Securities Exchange

Our shares of Class A common stock are listed on The NASDAQ Capital Market under the symbol “VTVT”.

PLAN OF DISTRIBUTION

We may offer and sell the Class A common stock in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus. We may also enter into hedging transactions with respect to our Class A common stock. For example, we may:

•	enter into transactions involving short sales of the shares of Class A common stock by underwriters, brokers or dealers;

•	sell shares of Class A common stock short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of Class A common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of Class A common stock under this prospectus; or

•	loan or pledge the shares of Class A common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell Class A common stock not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell Class A common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use Class A common stock pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use Class A common stock received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge Class A common stock to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our Class A common stock or in connection with a concurrent offering of other Class A common stock.

Each time we sell Class A common stock, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the Class A common stock. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the Class A common stock and the proceeds we will receive from the sale of the Class A common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the Class A common stock will be acquired by the underwriters or dealers for their own account. The Class A common stock may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the Class A common stock may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The Class A common stock may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The Class A common stock may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the Class A common stock in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the Class A common stock offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the Class A common stock must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the Class A common stock is also being sold to underwriters, we must have sold to these underwriters the Class A common stock not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of Class A common stock under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered Class A common stock is sold by us for public offering and sale may make a market in such Class A common stock, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the Class A common stock offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

The maximum compensation we will pay to underwriters in connection with any offering of the Class A common stock will not exceed 8% of the maximum proceeds of such offering.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell Class A common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million.

To comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered securities will be passed upon for us by Paul, Weiss, Rifkind, Wharton & Garrison LLP, New York, New York.

EXPERTS

The consolidated financial statements of vTv Therapeutics Inc. appearing in vTv Therapeutics Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2020 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Up to $4,923,802

Class A Common Stock

PROSPECTUS SUPPLEMENT

TD Cowen

February 28, 2024